Exhibit T3A.1

Certificate of registration LIMITED COMPANY
Registration number
556607-7581

Date of registration of the company	Date of registration of current name
2001-03-02	2018-06-04

Document created on	Page
2024-10-07 14:56	1 (4)

Registration number:	556607-7581

Business name:	Intrum AB

Address:
	Riddargatan 10	[SEAL]
114 35 STOCKHOLM

Registered office:	Stockholm

Note:

The company is registered as a public limited company.

THE COMPANY WAS FORMED

2001-02-13

SHARE CAPITAL

Share capital	: SEK	2,899,805.490910

Min	: SEK	1,300,000

Max	: SEK	5,200,000

Number of shares:		121,720,918

Min	:	65,000,000

Max	:	260,000,000

BOARD MEMBER, CHAIR OF THE BOARD

630916-1013	Lindquist, Carl Magnus, c/o Intrum AB (publ), 105 24 STOCKHOLM

BOARD MEMBERS

630208	Davies, Debra Jane, c/o Intrum AB (publ), 10524 STOCKHOLM, UNITED KINGDOM

Certificate of registration LIMITED COMPANY
Registration number
556607-7581

Date of registration of the company	Date of registration of current name
2001-03-02	2018-06-04

Document created on	Page
2024-10-07 14:56	2 (4)

640707	Gopalan, Geeta, c/o Intrum AB (publ), 10524 STOCKHOLM, UNITED KINGDOM

750518-8594	Näsvik, Erik Andreas, c/o Intrum AB, 105 24 STOCKHOLM

720917	Thomas, Philip, c/o Intrum AB (publ), 10524 STOCKHOLM, UNITED KINGDOM

600324	Van der Bel, Michel Alexander, c/o Intrum AB (publ), 10524, STOCKHOLM, NETHERLANDS

610703-0162	Wiborg, Märta Ragnhild, c/o Intrum AB, 105 24 STOCKHOLM

MANAGING DIRECTOR

680526	Rubio Abad, Andrés, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

SPECIALLY AUTHORIZED SIGNATORIES

681118-6292	Brodin, Lars Johan, c/o Intrum AB, 105 24 STOCKHOLM

830906-0377	Folkesson, Emil Stellan Oscar, c/o Intrum AB (publ), 105 24 STOCKHOLM

650414-4103	Kumlien, Annette Berit Ingrid, c/o Intrum Ab (pubs), 105 24 STOCKHOLM

700130-0412	Lundquist, Erik Niklas, c/o Intrum AB, 105 24 STOCKHOLM

850722-6572	Salloum, Mohammed, c/o Intrum AB (publ), 105 24 STOCKHOLM

780320-0117	Akerblom, Johan Erik André, c/o Intrum AB (publ), Riddargatan 10, 114 35 STOCKHOLM

AUDITORS

556271-5309	Deloitte AB, 113 79 STOCKHOLM
Represented by: 731116-0217

PRINCIPALLY RESPONSIBLE AUDITOR

731116-0217	Honeth, Patrick Olof, c/o Deloitte AB, 113 79 STOCKHOLM

Certificate of registration LIMITED COMPANY
Registration number
556607-7581

Date of registration of the company	Date of registration of current name
2001-03-02	2018-06-04

Document created on	Page
2024-10-07 14:56	3 (4)

SIGNATORY POWER

The board of directors is entitled to sign.

Signatory power by any two jointly of the board members

Signatory power by any two jointly of

Brodin, Lars Johan

Folkesson, Emil Stellan Oscar

Kumlien, Annette Berit Ingrid

Lundquist, Erik Niklas

Rubio Abad, Andrés

Salloum, Mohammed

Åkerblom, Johan Erik André

Signatory power by any one of

Brodin, Lars Johan

Folkesson, Emil Stellan Oscar

Kumlien, Annette Berit Ingrid

Lundquist, Erik Niklas

Rubio Abad, Andrés

Salloum, Mohammed

Åkerblom, Johan Erik André

in combination with any one of

the board members

Furthermore, the Managing Director, in the course of normal business activities, is also entitled to sign.

ARTICLES OF ASSOCIATION

Date of the latest change: 2021-04-29

FINANCIAL YEAR

Registered financial year: 0101 - 1231

Latest annual report submitted covers financial period 20230101-20231231

Certificate of registration LIMITED COMPANY
Registration number
556607-7581

Date of registration of the company	Date of registration of current name
2001-03-02	2018-06-04

Document created on	Page
2024-10-07 14:56	4 (4)

DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES

2018-06-04 Intrum AB

2002-05-07 Intrum Justitia AB

2001-11-21 Intrum Justitia Aktiebolag

2001-03-02 Lagrummet December nr 747 Aktiebolag

The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket, Swedish Companies Registration Office	[SEAL]

/s/ Angelica Hedin
Angelica Hedin